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                                                                Exhibit 99


Contact:   Robert M. Adamov
           Caliber System, Inc.
           (330) 665-8894


                                                        For Immediate Release


              CALIBER SYSTEM INC. DECLARES DIVIDEND AND ANNOUNCES
                         ANNUAL MEETING OF SHAREHOLDERS


     AKRON, OHIO, February 13, 1997 -- Daniel J. Sullivan, Chairman of the Board, President and CEO of Caliber System, Inc. (NYSE:CBB), announced today that the Board of Directors declared a regular quarterly dividend of $0.18 per share, payable on May 1, 1997 to shareholders of record on April 15, 1997.

     The Board of Directors also scheduled Caliber's Annual Meeting of Shareholders for Wednesday, May 14, 1997. The meeting will be held at 9:00 A.M. at the Hilton at Quaker Square, 135 South Broadway in Akron, Ohio.

     Caliber System, Inc. is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier, Viking Freight, a supplier of premium regional and national freight service; Caliber Logistics, a contact logistics provider, Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of integrated information services.


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